Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
October 20, 2010	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES THIRD QUARTER EARNINGS,

ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES, LOANS GROW 7%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $5.90 million, or $0.20 per diluted share, for the quarter ended September 30, 2010.  This is a 127% increase over earnings of $2.60 million, or $0.09 per diluted share, for the third quarter of last year.   On a year-to-date basis, earnings were $14.41 million, or $0.49 per diluted share, versus $6.92 million, or $0.26 per diluted share, in 2009. At quarter end, the Company’s assets were $2.13 billion.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.44% of total assets, and annualized net loan charge offs were 0.49% of loans outstanding.  Real estate owned decreased to $2.62 million from $2.92 million at the previous quarter ended June 30, 2010, and the Company currently has $266,000 loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.82% for the current quarter, up from 3.74% in the previous quarter and up from 2.97% in the year ago quarter.

•                  Total assets at period-end were $2.13 billion versus $1.89 billion one year earlier, an increase of 12.4%.

•                  Loans held for investment grew to $1.35 billion, an increase of $88.4 million, or 7.0%, compared to September 30, 2009.

•                  Total deposits grew to $1.40 billion, an increase of 9.5% compared to September 30, 2009.   Non-interest bearing deposits grew 37.3% from $154.28 million at September 30, 2009 to $211.76  million at current quarter end.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.51%.

Income Statement Review

For the third quarter of 2010, net income was $5.90 million, or $0.20 per diluted share. Compared to the year ago quarter, net interest income increased 39% to $18.18 million from $13.09 million.  For this same period, the tax equivalent net interest margin improved to 3.82% from 2.97%. The margin also improved from 3.74% for the second quarter of 2010.  The growth in net interest income continues to be the result of the Bank’s success in growing its balance sheet and increasing average earning asset yields while lowering deposit rates.  Compared to the year ago quarter, average earning assets grew $148 million, the average yield on earning assets increased 0.23% and the average cost of interest bearing liabilities decreased 0.70%. Further, the average balance of the Company’s loan portfolio increased $118 million while the yield increased 0.16%, and the average balance of interest-bearing deposits increased $63 million while the costs decreased 0.82%.

Noninterest income increased to $9.31 million for the current quarter compared to $5.70 million for the year ago quarter. For the nine month comparable periods ended September 30, noninterest income increased to $21.87 million from $17.71 million.  The increase in income is primarily attributable to revenues from mortgage banking activities including management fee income, which improved by $3.4 million and $3.2 million for the three and nine month periods ended September 30, 2010 and 2009, respectively.

Noninterest expense increased $2.4 million to $15.37 million for the current quarter from $12.98 million for the year ago quarter.  For the nine month comparable periods ended September 30, noninterest expense increased to $42.55 million from $38.72 million.  The increase in expenses primarily resulted from higher mortgage banking commissions and other incentive compensation.  Since the beginning of the year, the Company has added 24 business development officers in the mortgage, commercial and wealth business lines. In addition, an increase of $801,000 in benefit costs was incurred during the current quarter due to the anticipated vesting of retirement benefits for the Company’s CEO.  This was offset by a $1.1 million reduction in expenses related to accruals for potential mortgage repurchases. On a year to date basis, data processing and telecommunications expenses increased by approximately $1.0 million as the Company completed a core systems conversion.  Overall, the efficiency ratio improved to 55.9% compared to 69.1% during the same quarter of 2009.  This is also an improvement from 59.0% last quarter.

Review of Balance Sheet and Credit Quality

At September 30, 2010, total assets of the Company were $2.13 billion, an increase of 12.4% from total assets of $1.89 billion at September 30, 2009. Loans held for investment grew 7.0% to $1.35 billion at September 30, 2010, from $1.26 billion at September 30, 2009.  During this period, the Bank’s investment portfolio decreased $54.5 million, or 14.5%, while loans held for sale increased $189.6 million, or 124.9%.

The Bank’s asset growth was primarily funded by a 9.5% increase in deposits, which grew $121.8 million and totaled $1.40 billion at September 30, 2010 versus $1.28 billion a year earlier.  Demand deposit account balances increased by 37.3% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained strong, the provision for loan losses increased to $3.5 million for the current quarter versus $2.1 million for the third quarter of last year.  The total allowance for loan losses increased to 1.66% of loans outstanding from a comparable ratio of 1.38% at September 30, 2009, reflecting the continuing uncertain economic environment and increase in annualized net charge-offs.  The Company’s nonperforming loans stood at 0.44% of total assets at September 30, 2010 compared to 0.22% at June 30, 2010 and 0.50% at September 30, 2009.  Net loan charge-offs totaled $2.1 million for the current quarter, compared to $929,000 for the last quarter.  There were $266,000 loans past due 90 days or more at September 30, 2010, while early stage loan delinquencies at 30-89 days past due were $800,000.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased to announce another solid quarter for Cardinal as we continued to improve upon our profitability. Year over year, our pre-tax, pre-provision earnings increased 104% to $29.9 million.  During the quarter, the Company’s net interest margin increased, commercial lending activity and deposit growth was steady, and mortgage lending activity continued to be very strong.  Our balance sheet grew to $2.13 billion in assets at quarter end.  We also maintained our prudent underwriting standards as reflected by our credit quality metrics which are among the best in the banking industry.

Although we have sustained our focus on profitability and growth, operating as a safe and sound financial institution remains our priority.  We also remain committed to our shareholders to build upon the core banking strengths of our Company, and we continue to believe that we are well positioned to maximize the strength and value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.13 billion at September 30, 2010, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 26 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

September 30, 2010,  December 31, 2009 and September 30, 2009

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30, 2010	December 31, 2009	September 30, 2009	Current Year	Year Over Year
Cash and due from banks	$10,061	$19,804	$12,251	-49.2%	-17.9%
Federal funds sold	9,833	5,037	7,727	95.2%	27.3%

Investment securities available-for-sale	296,608	343,569	334,670	-13.7%	-11.4%
Investment securities held-to-maturity	23,434	35,184	37,526	-33.4%	-37.6%
Investment securities — trading	1,843	3,724	4,225	-50.5%	-56.4%
Total investment securities	321,885	382,477	376,421	-15.8%	-14.5%

Other investments	16,467	16,467	16,467	0.0%	0.0%
Loans held for sale	341,413	179,469	151,806	90.2%	124.9%

Loans receivable, net of fees	1,351,703	1,293,432	1,263,291	4.5%	7.0%
Allowance for loan losses	(22,444)	(18,636)	(17,473)	20.4%	28.4%
Loans receivable, net	1,329,259	1,274,796	1,245,818	4.3%	6.7%

Premises and equipment, net	17,040	15,743	15,578	8.2%	9.4%
Goodwill and intangibles, net	13,305	13,935	13,995	-4.5%	-4.9%
Bank-owned life insurance	34,211	33,712	33,576	1.5%	1.9%
Prepaid FDIC insurance premiums	4,717	6,683	—	-29.4%	100.0%
Other real estate owned	2,615	4,991	185	-47.6%	1313.5%
Other assets	26,505	23,071	19,579	14.9%	35.4%

TOTAL ASSETS	$2,127,311	$1,976,185	$1,893,403	7.6%	12.4%

Non-interest bearing deposits	$211,762	$166,019	$154,276	27.6%	37.3%
Interest bearing deposits	1,185,914	1,130,986	1,121,600	4.9%	5.7%
Total deposits	1,397,676	1,297,005	1,275,876	7.8%	9.5%

Other borrowed funds	441,287	427,579	378,645	3.2%	16.5%
Mortgage funding checks	33,058	13,918	13,167	137.5%	151.1%
Escrow liabilities	5,278	2,079	2,329	153.9%	126.6%
Other liabilities	25,910	31,097	20,036	-16.7%	29.3%

Shareholders’ equity	224,102	204,507	203,350	9.6%	10.2%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,127,311	$1,976,185	$1,893,403	7.6%	12.4%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Nine Months Ended September 30, 2010 and 2009

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2010	2009	% Change	2010	2009	% Change
Net interest income	$18,182	$13,092	38.9%	$50,579	$35,674	41.8%
Provision for loan losses	(3,500)	(2,050)	70.7%	(8,625)	(4,750)	81.6%
Net interest income after provision for loan losses	14,682	11,042	33.0%	41,954	30,924	35.7%

Service charges on deposit accounts	463	514	-9.9%	1,434	1,482	-3.2%
Loan fees	678	503	34.8%	1,490	2,161	-31.1%
Investment fee income	1,048	975	7.5%	3,072	2,665	15.3%
Realized and unrealized gains on mortgage banking activities	5,325	2,833	88.0%	11,855	9,579	23.8%
Management fee income	1,255	553	126.9%	2,676	1,267	111.2%
Income from bank owned life insurance	173	167	3.6%	499	400	24.8%
Net realized gains on investment securities	193	73	164.4%	726	625	16.2%
Litigation recovery on previously impaired investment	71	—	100.0%	87	—	100.0%
Other non-interest income (loss)	100	86	16.3%	26	(467)	-105.6%
Total non-interest income	9,306	5,704	63.1%	21,865	17,712	23.4%

Net interest income and non-interest income	23,988	16,746	43.2%	63,819	48,636	31.2%

Salaries and benefits	8,923	5,897	51.3%	21,782	17,546	24.1%
Occupancy	1,376	1,321	4.2%	4,301	4,055	6.1%
Depreciation	462	464	-0.4%	1,469	1,515	-3.0%
Data processing	854	469	82.1%	2,245	1,438	56.1%
Telecommunications	392	328	19.5%	1,141	939	21.5%
Professional fees	571	562	1.6%	1,576	1,566	0.6%
FDIC insurance assessment	524	463	13.2%	1,592	2,202	-27.7%
Impairment of goodwill	—	—	0.0%	451	—	100.0%
Mortgage loan repurchases and settlements	(1,084)	517	-309.7%	(686)	1,692	-140.5%
Other operating expense	3,351	2,957	13.3%	8,679	7,768	11.7%
Total non-interest expense	15,369	12,978	18.4%	42,550	38,721	9.9%
Net income before income taxes	8,619	3,768	128.7%	21,269	9,915	114.5%
Provision for income taxes	2,716	1,164	133.3%	6,857	3,000	128.6%
NET INCOME	$5,903	$2,604	126.7%	$14,412	$6,915	108.4%

Earnings per common share - basic	$0.20	$0.09	125.6%	$0.50	$0.26	90.2%
Earnings per common share - diluted	$0.20	$0.09	125.8%	$0.49	$0.26	90.6%
Weighted-average common shares outstanding - basic	29,140,193	28,999,230	0.5%	29,110,038	26,559,683	9.6%
Weighted-average common shares outstanding - diluted	29,639,114	29,524,878	0.4%	29,582,342	27,047,915	9.4%

Reconciliation of Non-GAAP measures:

GAAP net income reported above	$5,903	$2,604		$14,412	$6,915
Add: Provision for loan losses	3,500	2,050		8,625	4,750
Add: Provision for income taxes	2,716	1,164		6,857	3,000

Operating earnings, excluding provision items	$12,119	$5,818	108.3%	$29,894	$14,665	103.8%

GAAP earnings per share - diluted reported above	$0.20	$0.09		$0.49	$0.26
Add: Provision for loan losses	0.12	0.07		0.29	0.18
Add: Provision for income taxes	0.09	0.04		0.23	0.11

Operating earnings per common share - diluted (excluding provision items)	$0.41	$0.20	107.5%	$1.01	$0.54	86.4%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Income Statements:
Interest income	$24,771	$21,923	$71,639	$63,571
Interest expense	6,589	8,831	21,060	27,897
Net interest income	18,182	13,092	50,579	35,674
Provision for loan losses	3,500	2,050	8,625	4,750
Net interest income after provision for loan losses	14,682	11,042	41,954	30,924
Non-interest income	9,306	5,704	21,865	17,712
Non-interest expense	15,369	12,978	42,550	38,721
Net income before income taxes	8,619	3,768	21,269	9,915
Provision for income taxes	2,716	1,164	6,857	3,000
Net income	$5,903	$2,604	$14,412	$6,915

	September 30, 2010	September 30, 2009
Balance Sheet Data:
Total assets	$2,127,311	$1,893,403
Loans receivable, net of fees	1,351,703	1,263,291
Allowance for loan losses	(22,444)	(17,473)
Loans held for sale	341,413	151,806
Total investment securities	321,885	376,421
Total deposits	1,397,676	1,275,876
Other borrowed funds	441,287	378,645
Total shareholders’ equity	224,102	203,350

Common shares outstanding	28,762	28,690

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Selected Average Balances:
Total assets	$2,032,287	$1,851,895	$1,969,550	$1,783,380
Loans receivable, net of fees	1,330,585	1,212,910	1,312,915	1,183,271
Allowance for loan losses	(22,181)	(16,692)	(20,289)	(15,725)
Loans held for sale	243,064	131,417	167,947	168,428
Total investment securities	316,398	326,182	347,595	283,652
Interest earning assets	1,925,585	1,778,013	1,866,489	1,708,611
Total deposits	1,393,022	1,271,837	1,355,767	1,220,137
Other borrowed funds	389,969	362,391	376,443	363,422
Total shareholders’ equity	223,598	200,387	214,610	180,041
Weighted Average:
Common shares outstanding - basic	29,140	28,999	29,110	26,560
Common shares outstanding - diluted	29,639	29,525	29,582	27,048

Per Common Share Data:
Basic net income	$0.20	$0.09	$0.50	$0.26
Fully diluted net income	0.20	0.09	0.49	0.26
Book value	7.79	7.09	7.79	7.09
Tangible book value (1)	7.00	6.41	7.00	6.41

Performance Ratios:
Return on average assets	1.16%	0.56%	0.98%	0.52%
Return on average equity	10.56%	5.20%	8.95%	5.12%
Net interest margin (2)	3.82%	2.97%	3.65%	2.81%
Efficiency ratio (3)	55.91%	69.05%	58.74%	72.53%
Non-interest income to average assets	1.83%	1.23%	1.48%	1.32%
Non-interest expense to average assets	3.02%	2.80%	2.88%	2.89%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.49%	0.20%
Total nonaccrual loans			$9,315	$9,454
Real estate owned			$2,615	$185
Nonperforming loans to loans receivable, net of fees			0.69%	0.75%
Nonperforming loans to total assets			0.44%	0.50%
Total loans receivable past due 30 to 89 days			$800	$15
Total loans receivable past due 90 days or more			$266	$25
Allowance for loan losses to loans receivable, net of fees			1.66%	1.38%
Allowance for loan losses to nonperforming loans			234.26%	184.33%

Capital Ratios:
Tier 1 risk-based capital			12.28%	13.16%
Total risk-based capital			13.57%	14.31%
Leverage capital ratio			10.76%	11.09%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 32%.

(3) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2010 and 2009

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2010		September 30, 2009		September 30, 2010		September 30, 2009
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$162,810	4.67%	$148,446	4.80%	$160,116	4.65%	$158,966	4.80%
Real estate - commercial	609,800	6.40%	567,150	6.27%	606,537	6.21%	531,923	6.26%
Real estate - construction	203,948	5.80%	178,585	5.04%	197,108	5.62%	177,728	4.57%
Real estate - residential	230,707	5.09%	201,500	5.15%	227,272	5.17%	202,133	5.34%
Home equity lines	120,709	3.50%	114,414	3.58%	119,248	3.62%	109,935	3.65%
Consumer	2,611	5.93%	2,815	5.92%	2,634	5.79%	2,586	6.05%
Total loans	1,330,585	5.63%	1,212,910	5.47%	1,312,915	5.53%	1,183,271	5.41%

Loans held for sale	243,064	4.62%	131,417	4.96%	167,947	4.82%	168,428	4.47%
Investment securities - available-for-sale (1)	290,903	4.41%	286,835	4.72%	317,195	4.54%	239,301	4.96%
Investment securities - held-to-maturity	25,495	3.23%	39,347	3.60%	30,400	3.33%	44,351	3.78%
Other investments	15,728	0.44%	15,728	0.84%	15,728	0.32%	15,697	0.11%
Federal funds sold	19,810	0.22%	91,776	0.25%	22,304	0.23%	57,563	0.24%
Total interest-earning assets	1,925,585	5.19%	1,778,013	4.96%	1,866,489	5.16%	1,708,611	4.99%

Non-interest earning assets:
Cash and due from banks	12,348		1,213		12,719		1,026
Premises and equipment, net	17,079		15,723		16,256		15,977
Goodwill and intangibles, net	13,343		14,025		13,699		14,090
Accrued interest and other assets	86,113		59,613		80,676		59,401
Allowance for loan losses	(22,181)		(16,692)		(20,289)		(15,725)

TOTAL ASSETS	$2,032,287		$1,851,895		$1,969,550		$1,783,380

Interest-bearing liabilities:
Interest checking	$131,355	0.26%	$120,990	0.92%	$133,166	0.40%	$121,062	1.06%
Money markets	113,375	0.51%	54,539	0.82%	98,749	0.60%	49,504	1.07%
Statement savings	268,665	0.41%	314,226	1.22%	277,845	0.57%	286,180	1.52%
Certificates of deposit	671,236	1.81%	631,746	2.73%	656,142	2.03%	619,158	3.00%
Total interest-bearing deposits	1,184,631	1.20%	1,121,501	2.02%	1,165,902	1.38%	1,075,904	2.30%

Other borrowed funds	389,969	3.07%	362,391	3.42%	376,443	3.21%	363,422	3.45%
Total interest-bearing liabilities	1,574,600	1.66%	1,483,892	2.36%	1,542,345	1.83%	1,439,326	2.59%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	208,391		150,336		189,865		144,233
Other liabilities	25,698		17,280		22,730		19,780

Shareholders’ equity	223,598		200,387		214,610		180,041

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,032,287		$1,851,895		$1,969,550		$1,783,380

NET INTEREST MARGIN (1)		3.82%		2.97%		3.65%		2.81%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 32%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Nine Months Ended September 30, 2010 and 2009

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended September 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$17,745	$647	$—	$(210)	$—	$18,182
Provision for loan losses	3,500	—	—	—	—	3,500
Non-interest income	1,025	7,147	1,052	120	(38)	9,306
Non-interest expense	10,074	2,342	913	2,078	(38)	15,369
Provision for income taxes	1,507	1,894	47	(732)	—	2,716
Net income (loss)	$3,689	$3,558	$92	$(1,436)	$—	$5,903

Average Assets	$2,018,523	$254,864	$2,992	$230,292	$(474,384)	$2,032,287

At and for the Three Months Ended September 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$12,649	$655	$—	$(212)	$—	$13,092
Provision for loan losses	2,050	—	—	—	—	2,050
Non-interest income	917	3,724	980	103	(20)	5,704
Non-interest expense	8,334	3,192	785	687	(20)	12,978
Provision for income taxes	961	408	66	(271)	—	1,164
Net income (loss)	$2,221	$779	$129	$(525)	$—	$2,604

Average Assets	$1,851,296	$137,303	$3,430	$223,422	$(363,556)	$1,851,895

At and for the Nine Months Ended September 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$49,467	$1,727	$—	$(615)	$—	$50,579
Provision for loan losses	8,625	—	—	—	—	8,625
Non-interest income	3,157	15,605	3,086	97	(80)	21,865
Non-interest expense	28,056	8,113	3,090	3,371	(80)	42,550
Provision for income taxes	4,982	3,202	—	(1,327)	—	6,857
Net income (loss)	$10,961	$6,017	$(4)	$(2,562)	$—	$14,412

Average Assets	$1,958,395	$177,033	$3,254	$230,843	$(399,975)	$1,969,550

At and for the Nine Months Ended September 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$34,191	$2,165	$—	$(682)	$—	$35,674
Provision for loan losses	4,656	94	—	—	—	4,750
Non-interest income	3,077	12,419	2,686	(406)	(64)	17,712
Non-interest expense	25,504	9,154	2,376	1,751	(64)	38,721
Provision for income taxes	2,025	1,835	105	(965)	—	3,000
Net income (loss)	$5,083	$3,501	$205	$(1,874)	$—	$6,915

Average Assets	$1,777,923	$170,349	$3,447	$201,099	$(369,438)	$1,783,380